UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

AUDACY, INC.

(Exact name of registrant as Specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2021, Audacy, Inc. (the “Company”) and certain of its subsidiaries entered into a $75 million accounts receivable securitization facility (the “Receivables Facility”) to provide additional liquidity, to reduce the Company’s cost of funds and to repay outstanding indebtedness under the Company’s credit agreement. The documentation for the Receivables Facility includes (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into by and among Audacy Operations, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Audacy Operations”), Audacy Receivables, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, as seller (“Audacy Receivables”), the investors party thereto (the “Investors”), and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main, as agent (“DZ BANK”); (ii) a Sale and Contribution Agreement (the “Sale and Contribution Agreement”), by and among Audacy Operations, Audacy New York, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Audacy NY”), and Audacy Receivables; and (iii) a Purchase and Sale Agreement (the “Purchase and Sale Agreement,” and together with the Receivables Purchase Agreement and the Sale and Contribution Agreement, the “Agreements”) by and among certain wholly-owned subsidiaries of the Company (together with Audacy NY, the “Originators”), Audacy Operations and Audacy NY.

Pursuant to the Purchase and Sale Agreement, the Originators (other than Audacy NY) have sold, and will continue to sell on an ongoing basis, their accounts receivable, together with customary related security and interests in the proceeds thereof, to Audacy NY. Pursuant to the Sale and Contribution Agreement, Audacy NY has sold and contributed, and will continue to sell and contribute on an ongoing basis, its accounts receivable, together with customary related security and interests in the proceeds thereof, to Audacy Receivables. Pursuant to the Receivables Purchase Agreement, Audacy Receivables has sold and will continue to sell on an ongoing basis such accounts receivable, together with customary related security and interests in the proceeds thereof, to the Investors in exchange for cash investments. Yield is payable to Investors under the Receivables Purchase Agreement at a variable rate based on either one-month LIBOR or commercial paper rates plus a margin. Collections on the accounts receivable (x) will be used to (i) satisfy the obligations of Audacy Receivables under the Receivables Facility or (ii) purchase additional accounts receivable from the Originators, or (y) may be distributed to Audacy NY, the sole member of Audacy Receivables. Audacy Operations acts as the servicer under the Agreements.

The Agreements contain representations, warranties and covenants that are customary for bankruptcy-remote securitization transactions, including covenants requiring Audacy Receivables to be treated at all times as an entity separate from the Originators, Audacy Operations, the Company or any of its other affiliates and that transactions entered into between Audacy Receivables and any of its affiliates shall be on arm’s-length terms. The Receivables Purchase Agreement also contains customary default and termination provisions which provide for acceleration of amounts owed under the Receivables Purchase Agreement upon the occurrence of certain specified events with respect to Audacy Receivables, Audacy Operations, the Originators, or the Company, including, but not limited to (i) Audacy Receivables’s failure to pay yield and other amounts due, (ii) certain insolvency events, (iii) certain judgments entered against the parties, (iv) certain liens filed with respect to assets and (v) breach of certain financial covenants and ratios.

The Company has agreed to guarantee the performance obligations of Audacy Operations and the Originators under the Receivables Facility documents. The Company has not agreed to guarantee any obligations of Audacy Receivables or the collection of any of the receivables and will not be responsible for any obligations to the extent the failure to perform such obligations by Audacy Operations or any Originator results from receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial inability to pay of the related obligor.

Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Purchase Agreement, the Receivables Facility will expire on July 15, 2024.

The foregoing description of the Agreements and the respective transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Amendment to Employment Agreement with Robert Philips

On July 21, 2021, the Company entered into a First Amendment (the “Amendment”) to the Employment Agreement between the Company and Robert Philips, dated March 5, 2020 (the “Employment Agreement”). Pursuant to the Amendment, Mr. Philips will now serve as President of Audacy Networks and Multi-Market Sales. Mr. Philips will no longer serve as the Company’s Chief Revenue Officer. The Amendment reflects the change in title, and provides that Mr. Philips will report to the Company’s Chief Operating Officer or Chief Revenue Officer.

In connection with the Amendment, effective July 26, 2021, Mr. Philips will receive an annualized salary of $500,000, and will be eligible to receive an annual incentive bonus for work performed in 2021 with a target amount of $230,000, that actual amount of which will be determined in the sole discretion of the Company. The Amendment also provides that, commencing with the Company’s 2021 equity grants, Mr. Philips’ annual target value will be $150,000, as determined in the discretion of the Company, and that, if the Company terminates the Employment Agreement (as amended), prior to March 31, 2023, the Company will continue to pay the salary portion of Mr. Philips’ severance benefits at an annualized rate of $612,000. All other provisions of the Employment Agreement remain in place.

The above summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Title

10.1	Receivables Purchase Agreement, dated as of July 15, 2021, by and among Audacy Receivables, LLC, Autobahn Funding Company LLC, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main and Audacy Operations, Inc.

10.2	Purchase and Sale Agreement, dated as of July 15, 2021, among Audacy Operations, Inc., the Originators party thereto and Audacy New York, LLC

10.3	Sale and Contribution Agreement, dated as of July 15, 2021, among Audacy Operations, Inc., Audacy New York, LLC and Audacy Receivables, LLC

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2021		Audacy, Inc.

	By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President